Exhibit 2

BYLAWS OF

INFINITY BANCORP

a California Corporation (“the Corporation”)

As Adopted by the Sole Shareholder of INFINITY BANCORP on June 17, 2022

and Approved by the Board of Directors

of INFINITY BANCORP on January 26, 2023

January 26, 2023

BYLAWS

OF

INFINITY BANCORP

(a California banking corporation)

(the “Corporation”)

ARTICLE I

CORPORATE OFFICES

Section 1.1	Headquarters Office.

The headquarters office of the Corporation shall be located at 6 Hutton Centre, Suite 100, Santa Ana, CA 92707.

Section 1.2	Other Offices.

The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1   ANNUAL MEETINGS. The annual meeting of shareholders shall be held on the last Thursday of September of each year at 3:00 p.m. or such other date and time and at such place within or without the State of California as fixed by the resolution of the Board of Directors (“Board”). At such meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders. Except as otherwise provided in these Bylaws, meetings of shareholders shall be held in accordance with the provisions of the California General Corporation Law as codified in Division 1 of the California Corporations Code (the “Corporations Code”) addressing meetings of shareholders.

Section 2.2   SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the Chairman of the Board, the Chief Executive Officer, the President/Chief Operating Officer, or by the holders of shares entitled to cast not less than 10% of the votes at the meeting or by such other persons as may be provided in the Articles or in these Bylaws.

Section 2.3   NOTICE. Written notice of each meeting shall be given to each shareholder entitled to vote, either personally or by mail or electronically, or by other means of written communication, charges prepaid, addressed to such shareholder at such shareholder’s address appearing on the books of the Corporation or given by such shareholder to the Corporation for the purpose of notice. If no such address appears or is given, notice shall be deemed to have been given to such shareholder if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is situated, or by publication of notice at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than 10 (or if sent by third-class mail 30) nor more than 60 days before such meeting. Such notice shall specify the place, the date and the hour of such meeting.

In the case of a special meeting, the notice shall state the general nature of business to be transacted and no other business shall be transacted at such meeting.

In the case of an annual meeting, the notice shall state those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders. However, any proper matter may be presented at the meeting for action but action on the following matters shall be valid only if the general nature of the proposal so approved was stated in the notice of the meeting or in a written waiver of notice, unless the matter was unanimously approved by those entitled to vote:

(a)	the approval of a contract or other transaction between the Corporation and one or more of its directors or with any corporation, firm or association in which one or more of its directors has a material financial interest; whether any matter is “material” under any provision of these Bylaws shall be determined by the Board in its discretion on a case-by-case basis.

(b)	an amendment to the Articles of Incorporation of the Corporation (“Articles”);

(c)	a plan to convert to a domestic other business entity pursuant to §1152 of the Corporations Code;

(d)	a reorganization (as defined in Corporations Code §181) required to be approved by Corporations Code §120 1;

(e)	the voluntary winding up and dissolution of the Corporation; or

(f)	a plan of distribution under §2007 of the Corporations Code in respect of a corporation in the process of winding up.

The notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by the Board for election. The notice shall state such other matters, if any, as may be expressly required by statute.

Any meeting of shareholders, regular or special, may be held by conference telephone, electronic video screen communication, or electronic transmission by and to the Corporation; and all such shareholders shall be deemed to be present in person at the meeting so long as each shareholder can hear each other in the case of meetings by conference telephone or electronic video screen communication, or can communicate with all other members concurrently in the case of meetings by electronic transmission by and to the Corporation. Participation in a meeting through electronic transmission by and to the Corporation (other than conference telephone and electronic video screen communication) constitutes presence in person at that meeting if both of the following apply: (i) each shareholder participating in the meeting can communicate with all of the other members concurrently; and (ii) each shareholder IS ADVISED BEFORE THE MEETING OF THE PROCEDURE FOR PARTICIPATING IN THE ELECTRONIC MEETING.

Section 2.4   ADJOURNED MEETING AND NOTICE THEREOF. When a shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.5   QUORUM. Unless otherwise provided in the Articles, the presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum or, if required by the Corporations Code or the Articles, the vote of a greater number or voting by classes. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided above.

Section 2.6   CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed and wherever held are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting. or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at the meeting, except where a person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Corporations Code to be included in the notice meeting.

Section 2.7   ACTION WITHOUT MEETING. Unless otherwise provided in the Articles, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that:

(a)	unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval:

(1)	of a contract or other transaction between the Corporation and one or more of its directors or with any corporation, firm or association in which one or more of its directors has a material financial interest;

(2)	of an indemnity pursuant to Corporations Code §317;

(3)	of a plan to convert to a domestic other business entity pursuant to Corporations Code §1152;

(4)	of a reorganization (as defined in Corporations Code §181) required to be approved by Corporations Code §1201; or

(5)	of a plan of distribution under Corporations Code §2007 in respect of a corporation in the process of winding up, which approval was obtained without a meeting by less than unanimous written consent, shall be given at least 10 days before the consummation of the action authorized by such approval; and

(b)	prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Notice of such approval shall be given in the same manner as required by Section 2.3 of these Bylaws.

Any shareholder giving a written consent, or the shareholder’s proxy holder or proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holder or proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

Notwithstanding the above provisions, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that the shareholders may elect a director to fill a vacancy, other than a vacancy created by removal, by the written consent of a majority of the outstanding shares entitled to vote.

Section 2.8   RECORD DATES. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to exercise any other rights, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed by the Board:

(a)	the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

(b)	the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; and

(c)	the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

Section 2.9   PROXIES. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the Corporations Code shall be presumptively valid. However, no proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect for up to 11 months from the date thereof (unless the proxy provides for a longer period) unless earlier revoked as specified in §705(b) of the Corporations Code or unless it states that it is irrevocable. A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by a person specified in §705(e) of the Corporations Code. A proxy may be revoked, notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears, in the case of certificated securities, on the certificate representing such shares, or in the case of uncertificated securities, on the initial transaction statement and written statements.

Section 2.10 VOTING; CUMULATIVE VOTING AND NOTICE THEREOF. No shareholder shall be entitled to cumulate votes for election of directors (i.e., cast for any candidate for election as directors a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. If cumulative voting is proper, every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no legal effect.

Except for election of directors, provided above, votes on other substantive and procedural matters shall be taken on the basis of one vote for each share represented at the meeting.

Fractional shares shall not be entitled to any voting rights.

Section 2.11   CHAIRMAN OF MEETING. The Board may select any person to preside as Chairman of any meeting of shareholders, and if such person shall be absent from the meeting, or fail or be unable to preside, the Board shall select another person to preside as Chairman. In the absence of an express selection by the Board of a chairman, the Chief Executive Officer shall preside as Chairman. If the Chief Executive Officer shall be absent, fail or be unable to preside, the President/Chief Operating Officer shall preside as Chairman. If the President/Chief Operating Officer shall also be absent, fail or be unable to preside, the Executive Vice President/Corporate Secretary or the Executive Vice President/Chief Financial Officer, shall preside as Chairman, in that order. The Chairman of the meeting shall designate a secretary for such meeting, who shall take and keep or cause to be taken and kept minutes of the proceedings thereof.

The conduct of all shareholders’ meetings shall at all times be within the discretion of the Chairman of the meeting and shall be conducted under such rules as the Chairman may prescribe. The Chairman shall have the right and power to adjourn any meeting at any time, without a vote of the shares present in person or represented by proxy, if the Chairman shall determine such action to be in the best interests of the Corporation and its shareholders.

Section 2.12 INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any such persons fail to appear or refuse to act, the Chairman of any such meeting may, and on the request of any shareholder or such shareholder’s proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present in person or by proxy shall determine whether one or three inspectors are to be appointed.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 2.13  NOMINATION OF DIRECTORS. Nominations for election of directors may be made by the Board or by a Nominating Committee of the Board or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered to the Chief Executive Officer of the Corporation by the later of the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors or seven (7) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offence involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the Chairman of the meeting and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. A copy of this Section shall be set forth in the notice to shareholders of any meeting at which directors are to be elected.

ARTICLE III

DIRECTORS

Section 3.1   POWERS. Subject to any limitations in the Articles or these Bylaws and to any provision of the Corporations Code relating to action required to be approved by the shareholders under Section 53 of the Corporations Code or by the outstanding shares under Section 52 of the Corporations Code, or by less than a majority vote of a class or series of preferred shares, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised by or under the direction of the Board.

Section 3.2   NUMBER. The authorized number of directors of the Corporation shall be not less than six (6) nor more than eleven (11). The exact number of directors shall be fixed, from time-to-time by a vote of a majority of the directors then holding office or by a majority of the outstanding voting shares of the Corporation. The exact number of directors shall be deemed to be increased by the same number of directors as the number of additional directors appointed by a vote of a majority of the directors then holding office, provided that total number of directors after such deemed increase remain within the limit of authorized directors. The exact number of directors shall be EIGHT (8) until changed, within the limits specified above, by a resolution amending this Article III, Section 3.2, duly adopted by the Board of Directors or by the shareholders. The range in the number of directors may be changed, or a definite number within the range may be fixed, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly adopted by the vote or, in accordance with the applicable provisions of the Corporations Code, written consent of holders of a majority of the outstanding shares entitled to vote. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.3   ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 3.4   ORGANIZATION RESOLUTIONS. Following each annual meeting of shareholders, at the next following regular meeting of the Board, the Board shall adopt such organization resolutions as the Board shall deem appropriate.

Section 3.5   REGULAR MEETINGS. Regular meetings of the Board shall be held at such times and dates designated by resolution of the Board, at such places within or without the state as may be designated in the notice of the meeting or which are designated by resolution of the Board. In the absence of designation of place, regular meetings shall be held at the headquarters office of the Corporation. Once the date and time for regular meetings has been established by the Board, notice of such meetings shall not be required unless there is a change in the date and time of the regular meeting.

Section 3.6   SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President/Chief Operating Officer, or by the Secretary or any two directors. Special meetings of the Board may be held at such times and places within or without the state as may be designated in the notice of the meeting or which are designated by resolution of the Board.

Section 3.7   NOTICE OF MEETINGS. When notice of a meeting of the Board is required, at least four days’ notice by mail or 48 hours’ notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means, shall be given to each director. Such notice need not specify the purpose of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.8   PARTICIPATION BY TELEPHONE OR OTHER ELECTRONIC MEANS. Any meeting of the Board, regular or special, may be held by conference telephone, electronic video screen communication, or electronic transmission by and to the Corporation; and all such directors shall be deemed to be present in person at the meeting so long as each director can hear each other in the case of meetings by conference telephone or electronic video screen communication, or can communicate with all other members concurrently in the case of meetings by electronic transmission by and to the Corporation. Participation in a meeting through electronic transmission by and to the Corporation (other than conference telephone and electronic video screen communication) constitutes presence in person at that meeting if both of the following apply: (i) each member participating in the meeting can communicate with all of the other members concurrently; and (ii) each member is provided the means of participating in all matters before the Board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation.

Section 3.9    QUORUM. A majority of the actual number of directors constitutes a quorum of the Board for the transaction of business. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

Section 3.10  VOTING. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to Section 3.9 of this Article and to:

(a)	the provisions of §310 of the Corporations Code regarding votes in respect of a contract or other transaction between the Corporation and one or more of its directors or with any corporation, firm or association in which one or more of its directors has a material financial interest, and

(b)	the provisions of §317 of the Corporations Code regarding votes in respect of indemnification of agents of the Corporation who are members of the Board.

For the purposes of these Bylaws, “agent” has the meaning in Section 317 of the Corporations Code, which provides that “agent” means “any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation.”

Section 3.11  ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action in a single writing or by emails. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shal have the same force and effect as a unanimous vote of such directors.

Section 3.12  RESIGNATION. Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President/Chief Operating Officer, the Corporate Secretary or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 3.13  REMOVAL OF DIRECTORS. The entire Board or any individual director may, subject to any voting requirements set forth in the Articles, be removed from office as provided by Corporations Code §§ 302, 303, and 304. In such a case, the remaining Board members may elect a successor director to fill such vacancy for the removed director’s remaining unexpired term. No director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the directors most recent election were then being elected; and when by the provisions of the Articles the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Section 3.14  VACANCIES. Vacancies on the Board may be filled by approval of the Board or, if the number of directors then in office is less than a quorum, by the unanimous written consent of the directors then in office, the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with §307 of the Corporations Code, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal, which requires the unanimous consent of all shares entitled to vote for the election of directors, requires the consent of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 3.15  ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment. Such notice need not comply with the time in which notice must be given prior to a meeting as required by Section 3.7 of Article III of the Bylaws, but should be given as far in advance as is reasonably practicable under all the circumstances existing at the time of adjournment.

Section 3.16  VISITORS. No person other than a director or an officer invited by the Chairman and Chief Executive Officer, or the President/Chief Operating Officer, or an attorney, accountant, auditor, vendor or consultant representing the Corporation and invited by the Chairman and Chief Executive Officer or the President/Chief Operating Officer, may attend any meeting of the Board without the consent of a majority of the directors present.

Section 3.17  FEES AND COMPENSATION. Directors and members of committees may receive such compensation for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, employee or otherwise, and receiving compensation for such services.

Section 3.18  C O M M I T T E E S . The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized directors. Any such committee, to the extent provided in the resolution of the Board or in the Bylaws, shall have all the authority of the Board, except with respect to:

(a)	the approval of any action for which the Corporations Code also requires shareholders’ approval or approval of the outstanding shares;

(b)	the filling of vacancies on the Board or in any committee of the Board;

(c)	the fixing of compensation of the directors for serving on the Board or on any committee of the Board, which may be recommended to the Board by a committee but must be approved by the Board;

(d)	the amendment or repeal of Bylaws or the adoption of new Bylaws;

(e)	the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)	a distribution to the shareholders of the Corporation (as defined in § 166 of the Corporations Code), except at a rate, in the periodic amount or within a price range set forth in the Articles or determined by the Board; and

(g)	the appointment of other committees of the Board or the members thereof.

Section 3.19  MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11 and 3.15 of this Article III. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE IV

OFFICERS

Section 4.1   OFFICERS. The executive officers of the Corporation shall be a Chairman and Chief Executive Officer, President/Chief Operating Officer, an Executive Vice President (“EVP”)/Risk Management/Director of HR/Corporate Secretary, and an EVP/Chief Financial Officer. The Board, in its discretion, may also appoint one or more additional Executive Vice Presidents. One person may hold two or more offices, except that no person shall serve as both Chief Executive Officer or President/Chief Operating Officer, and Secretary.

Section 4.2   ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or Section 4.5 of this Article IV shall be chosen by the Board and serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment, and each shall hold office until resignation or removal or other disqualification to serve, or the election of a successor.

Section 4.3   SUBORDINATE OFFICERS. The Chairman and Chief Executive Officer and the President/Chief Operating Officer shall each have the power to appoint such assistant vice presidents, assistant secretaries, assistant treasurers or assistant financial officers, and such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the appointing officer may from time to time determine.

Section 4.4   REMOVAL AND RESIGNATION. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by action of the Board duly taken, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation, to the attention of the Secretary. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5   VACANCIES. A vacancy in any office shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 4.6   CHAIRMAN OF THE BOARD. The Chairman of the Board and Chief Executive Officer shall, if present, preside at all meetings of the Board, cause minutes thereof to be taken, and exercise and perform such other powers and duties as may be from time to time assigned to the Chairman of the Board and Chief Executive Officer by the Board or prescribed by the Bylaws. The Chairman of the Board and Chief Executive Officer shall be an executive officer of the Corporation.

Section 4.7   CHIEF EXECUTIVE OFFICER. In addition to his responsibilities as Chairman of the Board, the Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. He shall have general supervision, direction and control of the business and affairs of the Corporation. The Chief Executive Officer shall be a member or an ex officio member of all the standing committees, other than the Audit and Compensation Committee, but including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

Section 4.8   PRESIDENT/CHIEF OPERATING OFFICER. In the absence or disability of the Chief Executive Officer, the President/Chief Operating Officer shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the authority of and be subject to all the restrictions upon the Chief Executive Officer. The President/Chief Operating Officer shall be a member or an ex officio member of all the standing committees, other than the Audit and Compensation Committee, but including the Executive Committee, if any. In addition, the President/Chief Operating Officer shall have such other authority and perform such other duties as may be prescribed by the Chairman and Chief Executive Officer or the Board from time to time.

Section 4.9   EXECUTIVE VICE PRESIDENTS. In the absence or disability of the Chairman and Chief Executive Officer and the President/Chief Operating Officer, the Executive Vice Presidents, if there shall be such officers designated by the Board, shall, in order of their rank as fixed by the Board or, if not ranked, the Executive Vice President designated by the Board, shall perform all the duties of the President/Chief Operating Officer, if there is none, or the Chairman and Chief Executive Officer, if there is none, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman and Chief Executive Officer or the President/Chief Operating Officer, as applicable. The Executive Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for each of them by the Board, the Chairman and Chief Executive Officer, the President/Chief Operating Officer or the Bylaws.

Section 4.10   VICE PRESIDENTS. The Vice Presidents shall have such other powers and perform such duties as from time to time may be prescribed for each of them by the Chairman and Chief Executive Officer, the President/Chief Operating Officer, the Board, or the Bylaws.

Section 4.11   SECRETARY. The Secretary, also known as the Corporate Secretary, shall keep or cause to be kept at the principal executive office of the Corporation or at the office of the Corporation’s counsel a book of minutes of all meetings and consents to action without a meeting of directors, committees and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, registrar or counsel, a record of its shareholders showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by the Bylaws or by law to be given.

Section 4.12   CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including changes in financial position, accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus shall be classified according to source and shown in a separate account.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board or by any officer having authority therefor, shall render to the Chief Executive Officer, the President/Chief Operating Officer and directors, whenever they request it, an account of all of the Chief Financial Officer’s transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer, the President/Chief Operating Officer, the Board or the Bylaws.

ARTICLE V

REPORTS AND RECORDS

Section 5.1   The Corporation shall: (i) prepare the reports that the Corporation is required to prepare under and in accordance with the relevant provisions of the Corporations Code; and (ii) maintain the records that the Corporation is required to maintain under and in accordance with the relevant provisions of the Corporations Code. Additionally, if the Corporations Code requires the Corporation to provide access to or deliver copies of any reports or records to those entitled to access or receive copies of such reports or records under the Corporations Code, then the Corporation shall do so in accordance with the relevant provisions of the Corporations Code. With regard to the requirement under the Corporations Code to send annual reports to shareholders, this requirement shall be waived so long as the shares of the Corporation are held by fewer than one hundred (100) holders of record.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

Section 6.1   INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS: ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION

The Corporation shall, to the maximum extent and in the manner permitted by the Corporations Code and other applicable law, indemnify each of its directors, and such executive officers as designated by the Board of Directors from time to time for indemnification purposes, who was or is a party, or is threatened to be made a party, to any proceeding (as defined in section 317(a) of the Corporations Code), other than an action by or in the right of this Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or executive officer of this Corporation, against expenses (as defined in section 317(a) of the Corporations Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if the director or executive officer acted in good faith and in a manner that he or she reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption either that the director or executive officer did not act in good faith and in a manner that he or she reasonably believed to be in the best interests of this Corporation or that the director or executive officer had reasonable cause to believe that his or her conduct was not unlawful.

Section 6.2   INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS: ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

The Corporation will have the power to indemnify each of its directors, and such executive officers as designated by the Board of Directors from time to time for indemnification purposes, who was or is a party, or is threatened to be made a party, to any proceeding (as defined in section 317(a) of the Corporations Code) by or in the right of this Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or executive officer of this Corporation, against expenses (as defined in section 317(a) of the Corporations Code), judgments, fines, settlements, and other amounts actually and reasonably incurred by such director or executive officer in connection with the defense or settlement of that action, if such person acted in good faith, in a manner he or she believed to be in the best interests of this Corporation and its shareholders. No indemnification will be made under this Section 6.2 for the following:

(a)	Any claim, issue, or matter on which such director or executive officer has been adjudged to be liable to this Corporation in the performance of his or her duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending will determine on application that, in view of all the circumstances of the case, such director or executive officer is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court will determine;

(b)	Amounts paid in settling or otherwise disposing of a pending action without court approval; or

(c)	Expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

Section 6.3   INDEMNIFICATION OF OTHERS

The Corporation shall have the power, to the extent and in the manner permitted by the Corporations Code and other applicable law, to indemnify each of its officers, employees and agents (other than directors and executive officers subject to Sections 6.1 and 6.2) against expenses (as defined in section 317(a) of the Corporations Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in section 317(a) of the Corporations Code), arising by reason of the fact that such person is or was an officer, employee or agent of the Corporation. For purposes of this Article VI, an “officer,” “employee” or “agent” of the Corporation (other than a director or executive officer subject to Sections 6.1 and 6.2) includes any person (i) who is or was an officer, employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 6.4   PAYMENT OF EXPENSES IN ADVANCE

Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 or Section 6.3 following authorization thereof by the Board of Directors shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

Section 6.5   INDEMNITY NOT EXCLUSIVE

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation. Nothing in this Section 6.5 will affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 6.6   INSURANCE INDEMNIFICATION

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article VI.

Section 6.7   CONFLICTS

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)	That it would be inconsistent with a provision of applicable law, the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)	That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 6.8   SURVIVAL OF RIGHTS

The rights provided by this Article VI will continue for a person who has ceased to be an agent and will inure to the benefit of the heirs, executors, and administrators of such person.

Section 6.9   EFFECT OF AMENDMENT

Any amendment, repeal, or modification of this Article VI will not adversely affect an agent’s right or protection existing at the time of such amendment, repeal, or modification.

Section 6.10   SETTLEMENT OF CLAIMS

The Corporation will not be liable to indemnify any agent under this Article VI for (a) any amounts paid in settlement of any action or claim effected without the Corporation’s written consent (which consent will not be unreasonably withheld), or (b) any judicial award, if the Corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

Section 6.11   SUBROGATION

In the event of payment under this Article VI, the Corporation will be subrogated, to the extent of such payment, to all of the rights of recovery of the agent, who will execute all papers required and will do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.12   NO DUPLICATION OF PAYMENTS

The Corporation will not be liable under this Article VI to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, an agreement, or a vote of the Board or shareholders under this Article VI, or through other means, of the amounts otherwise indemnifiable under this Article VI.

ARTICLE VII

CONSTRUCTION AND AMENDMENTS

Section 7.1   CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Corporations Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term “person” includes both a corporation and a natural person.

“Electronic transmission by the Corporation” means a communication (a) delivered by (1) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that recipient on record with the Corporation, (2) posting on an electronic message board or network which the Corporation has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (3) other means of electronic communication, (b) to a recipient who has provided an unrevoked consent to the use of those means of transmission for communications under or pursuant to the Corporations Code, and (c) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form. However, an electronic transmission by a corporation to an individual shareholder or member under the Corporations Code is not authorized unless, in addition to satisfying the requirements of this Section 7.1, the transmission satisfies the requirements applicable to consumer consent to electronic records as set forth in the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Section 7001(c)(1)).

“Electronic transmission to the Corporation” means a communication (a) delivered by (1) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, which the Corporation has provided from time to time to shareholders or members and directors for sending communications to the Corporation, (2) posting on an electronic message board or network which the Corporation has designated for those communications, and which transmission shall be validly delivered upon the posting, or (3) other means of electronic communication, (b) as to which the Corporation has placed in effect reasonable measures to verify that the sender is the shareholder or member (in person or by proxy) or director purporting to send the transmission, and (c) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

“Electronic transmission by and to the Corporation” has the meanings set forth above under the definitions “electronic transmission by the Corporation” and “electronic transmission to the Corporation”.

Section 7.2   RELATIONSHIP TO GENERAL CORPORATION LAW

These Bylaws of the Corporation are adopted pursuant to the Corporations Code. The applicable provisions of the Corporations Code governing the matters addressed in these Bylaws are incorporated into these Bylaws. To the extent of any conflict between these Bylaws and the Corporations Code, and as long as any provisions of these Bylaws are not prohibited by applicable law, these Bylaws shall govern to the extent of the conflict.

Section 7.3   AMENDMENT BY SHAREHOLDERS

New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles set forth the number of authorized directors of the Corporation, then the authorized number of directors may be changed only by an amendment of the Articles.

Section 7.4   AMENDMENT BY DIRECTORS

Subject to the rights of the shareholders as provided in the Corporations Code to the extent modified by these Bylaws, Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a Bylaw providing for a variable number of directors), may be adopted, amended or repealed by the Board of Directors.

ARTICLE VIII

SHARES AND CERTIFICATES

Section 8.1   SHARE CERTIFICATES. The shares of stock of the Corporation may be issued in book-entry form or evidenced by certificates. However, every owner of stock of the Corporation shall be entitled upon request to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by such owner. To the extent that shares of stock are represented by certificates, the certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed by or in the name of the Corporation by the Chairman of the Board and Chief Executive Officer or by the President/Chief Operating Officer, and by the Chief Financial Officer or the Secretary or an assistant secretary. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates or held in book-entry form, the number and class of shares represented by such certificates or held in book-entry form, respectively, and the respective dates thereof, and in case of cancellation the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued (or book entry made) in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 8.3 of this Article VIII.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the Corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation, unless the Board and the Bank’s transfer agent determine that such bond or other security is not required under the circumstances presented; and (5) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Section 8104 and 8405 of the California Commercial Code.

Section 8.2   TRANSFERS OF STOCK. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 8.3 of this Article VIII, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

Section 8.3   REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Bylaws, concerning the issue, transfer and registration of certificated or uncertificated of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 8.4   LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another certificate or uncertificated shares may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

Section 8.5   LEGENDS AND OTHER STATEMENTS. Any stock certificate shall also contain such legend or other statement as may be required by Section 418 of the General Corporation Law, the Corporate Securities Law of 1968, the federal securities laws, and any agreement between the Corporation and the issuee thereof.

Section 8.6   REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman and Chief Executive Officer, the President/Chief Operating Officer or and the Secretary or any assistant secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

ARTICLE IX

MISCELLANEOUS

Section 9.1   LOANS TO OR GUARANTIES FOR THE BENEFIT OF OFFICERS OR DIRECTORS. The Corporation shall have the power to make loans, advance expenses and provide guarantees to officers and directors of the Corporation and their affiliates to the extent permitted by and in accordance with applicable law and regulation.

Section 9.2   RECORD DATE AND CLOSING STOCK BOOKS. When a record date is fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

The Board may close the books of the Corporation against transfers of shares during the whole or any part of a period not more than 60 days prior to the date of a shareholders’ meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

Section 9.3   EXECUTION OF CONTRACTS. Any contract or other instrument in writing entered into by the Corporation, when signed by the Chairman of the Board and Chief Executive Officer, the President/Chief Operating Officer or any Executive Vice President and the Secretary or any Assistant Secretary, is not invalidated as to the Corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other party to the contract or other instrument that the signing officers had no authority to execute the same. Contracts or other instruments in writing made in the name of the Corporation which are authorized or ratified by the Board, or are done within the scope of authority, actual or apparent, conferred by the Board or within the agency power of the officer executing it except as the Board’s authority is limited by law other than by the Corporations Code, binds the Corporation, and the Corporation acquires rights thereunder, whether the contract is executed wholly or in part executory.

Section 9.4   INSPECTION OF BYLAWS. The Corporation shall keep at its headquarters office or at its administrative office in this state, the original or a copy of its Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 9.5   EMPLOYEE EQUITY INCENTIVE PLANS. The Corporation may adopt and carry out one or more equity incentive plans, stock purchase plans, stock option plans and other plans calling for the provision of equity or equity-related compensation. Participants in such plans may include, among others, directors, officers, employees, consultants and organizers of the Corporation. The eligibility, vesting and other terms of any awards under such plans shall be set according to the terms of such plans and involve consideration of such type as may be set forth in any such plan.

Section 9.6   ANNUAL STATEMENT OF INFORMATION. The Corporation shall file, within 90 days after the filing of its original Articles and annually thereafter during the applicable filing period, with the Secretary of State of the State of California, on the prescribed form, a Statement of Information setting forth the number of vacancies on the Board, if any; the names and complete business or residence addresses of all incumbent directors, the Chairman and Chief Executive Officer, the President/Chief Operating Officer, the Secretary and Chief Financial Officer; the street address of its principal executive office or principal business office in this state; and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with §1502 of the Corporations Code.

Section 9.7   CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

ARTICLE X

AMENDMENTS TO BYLAWS

AND EFFECTIVE DATE

Section 10.1   POWER OF SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the Corporation.

Section 10.2   POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 10.1 of this Article X to adopt, amend or repeal Bylaws, and the limitation of Corporation Code §212, Bylaws may be adopted, amended or repealed by the Board, provided, however, that after the issuance of shares a Bylaw specifying or changing the range of the maximum or minimum number of directors or changing from a fixed to a variable Board or vice versa may only be adopted by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the Corporation.

Section 10.3   . EFFECTIVE DATE. These Bylaws shall be effective as of January 26, 2023.

CERTIFICATE OF CORPORATE SECRETARY

I certify:

That I am the Corporate Secretary of INFINITY BANCORP, a California corporation, as of the date of this certification; and

That these Bylaws, consisting of twenty-four (24) pages, including this page, were approved by the Board of Directors as the Bylaws of such Corporation on January 26, 2023.

IN WITNESS WHEREOF, I have executed this Certificate to be effective as of January 26, 2023.

/s/ Elaine Crouch
Elaine Crouch
Corporate Secretary

Certificate Verification No.: 024005615 Date: 06/22/2022

For Office Use Only
-FILED-
File No.: 5130060
Date Filed: 6/16/2022

ARTICLES OF INCORPORATION

OF

INFINITY BANCORP

ARTICLE I: NAME

The name of this corporation is: Infinity Bancorp

ARTICLE II: PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III: ADDRESS OF CORPORATION

The initial street address and mailing address of this corporation is:

6 Hutton Centre Drive, Suite 100

Santa Ana, California 92707

ARTICLE IV: AUTHORIZED SHARES

(a)         This corporation is authorized to issue two classes of stock designated respectively as “Common Stock” and “Preferred Stock.” “Preferred Stock” is also referred to herein as “Preferred Shares.” The total number of shares of Common Stock that this corporation is authorized to issue is Twenty Million (20,000,000), and the total number of shares of Preferred Stock that this corporation is authorized to issue is Ten Million (10,000,000), for an aggregate of Thirty Million (30,000,000) shares.

(b)        The Preferred Shares may be issued from time to time in one or more series. The board of directors of this corporation (the “Board of Directors”) is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

ARTICLE V: DIRECTOR LIABILITY

The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Any amendment, repeal or modification of the provisions of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such amendment, repeal or modification.

Certificate Verification No.: 024005615 Date: 06/22/2022

ARTICLE VI: INDEMNIFICATION

This corporation is authorized to provide indemnification of its agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California law through bylaw provisions, agreements with its agents, vote of the shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limitations set forth in California Corporations Code Section 204. Any amendment, repeal or modification of the provisions of this Article shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

ARTICLE VII: CONFLICTS, AMENDMENT AND APPEAL

To the extent that there is any conflict between state and federal law, federal law shall supersede and control. Any amendment, repeal or modification of the foregoing provisions of Articles V and VI by the shareholders of the corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification.

ARTICLE VIII: AGENT FOR SERVICE OF PROCESS

The name and complete address in the State of California of the corporation’s initial agent for service of process is:

Richard E. Knecht

120 Newport Center Drive

Newport Beach, CA 92660

IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporator of this corporation, has executed these Articles of Incorporation.

Dated: June 16, 2022

/s/ Richard E. Knecht
Richard E. Knecht
Sole Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Richard E. Knecht
Richard E. Knecht